Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Clean Energy Fuels Reports 61% Revenue Growth in 2010

SEAL BEACH, Calif., March 10, 2011 — Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced operating results for the fourth quarter and year ended December 31, 2010.

Revenue for the fourth quarter ended December 31, 2010 rose 97% to $83.2 million, up from $42.2 million for the fourth quarter of 2009. For the year ended December 31, 2010, revenue totaled $211.8 million, which is an increase of 61% from $131.5 million a year ago.

Adjusted EBITDA for the fourth quarter of 2010 was $20.2 million, compared with $5.6 million in the fourth quarter of 2009. Adjusted EBITDA for 2010 was $21.3 million, compared with $15.5 million for 2009.  Adjusted EBITDA is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

For the fourth quarter of 2010, non-GAAP earnings per share was $0.17. This compares with non-GAAP earnings per share for the same period a year ago of $0.02. For the year ended December 31, 2010, non-GAAP loss per share was $0.04, and was $0.03 per share for 2009. Non-GAAP earnings/loss per share is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

Net income for the fourth quarter of 2010 was $13.8 million, or $0.18 per share, and included a non-cash gain of $4.4 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market and a non-cash charge of $2.7 million related to stock-based compensation.  This compares with a net loss for the fourth quarter of 2009 of $1.9 million, or $0.03 per share, which included a non-cash gain of $0.4 million related to marking to market the Series I warrants and $3.5 million of non-cash stock-based compensation charges.

For the year ended December 31, 2010, net loss totaled $2.5 million, or $0.04 per share, and included a non-cash gain of $10.3 million related to marking to market the Series I warrants, non-cash stock based compensation charges of $11.9 million and an alternative minimum tax (AMT) refund of $1.3 million recorded in the first quarter of 2010. This compared to a net loss for 2009 of $33.2 million, or $0.60 per share, which included a loss of $17.4 million related to marking to market the Series I warrants and a non-cash charge of $14.1 million related to stock-based compensation charges.

During the fourth quarter of 2010, the Company recorded $16.0 million of revenue attributable to Volumetric Excise Tax Credits (VETC) and $2.2 million of impairment charges.  The VETC amount represents Clean Energy’s claim for credits earned in all of 2010, as the credit was reinstated in the fourth quarter of 2010 and made retroactive to January 1, 2010.  During the fourth quarter of 2009, the Company recorded $3.7 million of VETC revenue, and for 2009, the Company recorded $15.5 million of VETC revenue.

Gasoline gallon equivalents (gallons) delivered for the fourth quarter of 2010, which includes CNG, LNG, biomethane and the gallons associated with providing operations & maintenance services, totaled 31.7 million gallons, up from 29.5 million gallons delivered in the same period a year ago. For 2010, gallons delivered increased to 122.7 million, up from 101.0 million gallons delivered in 2009.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated,  “I am happy to report on delivering revenue growth of more than 60% during the year.  Reflecting back on 2010, not only do we see positive momentum in our fuel sales trends, but I am extremely pleased with the build out of our operations, which now includes Northstar’s liquefied-natural gas fueling system capabilities, IMW’s global compressor operations, as well as BAF’s enhanced vehicle conversion business. With this comprehensive service offering, and a commitment to upholding the highest standards in quality and service, our opportunities to meet the varying needs of our customers and potential customers is greatly expanded.  We expect to see improvements across all aspects of our operations in 2011.”

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from or as a substitute for the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. These limitations are compensated for by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributed to Clean Energy, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus the Company’s AMT carry-back refund it recorded in the first quarter of 2010, plus or minus the foreign currency losses or gains on the Company’s purchase notes issued as part of the acquisition of IMW, and plus impairment charges, the total of which is divided by the Company’s weighted average shares outstanding on a diluted bases. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare our performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the notes it issued to purchase IMW provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the business as opposed to the core operations of the Company.  The Company excluded the AMT refund amount and the impairment charges as they are not expected to occur again in the foreseeable future.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in 000s, except share information)	2009	2010	2009	2010
Net Income (Loss) Attributable to Clean Energy	$(1,917)	$13,786	$(33,249)	$(2,516)
Stock-Based Compensation, Net of Tax Benefits	3,499	2,698	14,071	11,920
Mark-to-Market (Gain) Loss on Series I Warrants	(442)	(4,402)	17,367	(10,278)
AMT Carry-Back Refund	—	—	—	(1,300)
Foreign Currency (Gains) Losses on IMW Purchase Notes	—	(1,616)	—	(2,324)
Impairment Charges	—	2,248	—	2,248
Adjusted Net Income (Loss)	1,140	12,714	(1,811)	(2,250)
Diluted Weighted Average Common Shares Outstanding	59,750,687	75,481,354	55,021,961	62,549,311
Non-GAAP Earnings (Loss) Per Share	$0.02	$0.17	$(0.03)	$(0.04)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus or minus the foreign currency losses or gains on the Company’s notes issued as part of the acquisition of IMW, and plus impairment charges. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to monitor compliance with certain financial covenants in the Company’s credit agreement with PlainsCapital Bank and to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in 000s)	2009	2010	2009	2010
Net Income (Loss) Attributable to Clean Energy	$(1,917)	$13,786	$(33,249)	$(2,516)
Income Tax (Benefit) Expense	95	(600)	304	(1,436)
Interest (Income) Expense, Net	(337)	1,211	32	1,194
Depreciation and Amortization	4,735	6,919	16,992	22,487
Stock-Based Compensation, Net of Tax Benefits	3,499	2,698	14,071	11,920
Mark-to-Market (Gain) Loss on Series I Warrants	(442)	(4,402)	17,367	(10,278)
Foreign Currency (Gains) Losses on IMW Purchase Notes	—	(1,616)	—	(2,324)
Impairment Charges	—	2,248	—	2,248
Adjusted EBITDA	$5,633	$20,244	$15,517	$21,295

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific). The live call can be accessed from the U.S. by dialing 1-877-407-4018 from the U.S. International callers can dial 1-201-689-8471.  A telephone replay will be available approximately two hours after the call concludes and will be available through Sunday, April 10, by dialing 1-877-870-5176 from the U.S., or 1-858-384-5517 from international locations, and entering PIN number 366509. There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy Fuels

Clean Energy (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America and a global leader in the expanding natural gas vehicle market.  It has operations in CNG and LNG vehicle fueling, construction and operation of CNG and LNG fueling stations, biomethane production, vehicle conversion and compressor technology.

Clean Energy fuels over 21,200 vehicles at 224 strategic locations across the United States and Canada with a broad customer base in the refuse, transit, trucking, shuttle, taxi, airport and municipal fleet markets. It owns (70%) and operates a landfill gas facility in Dallas, Texas, that produces renewable methane gas, or biomethane, for delivery in the nation’s gas pipeline network. It owns and operates LNG production plants in Willis, Texas and Boron, Calif. with combined capacity of 260,000 LNG gallons per day, and that are designed to expand to 340,000 LNG gallons per day as demand increases. Northstar, a wholly owned subsidiary, is the recognized leader in LNG/LCNG (liquefied to compressed natural gas) fueling system technologies and station construction and operations. BAF Technologies, Inc., a wholly owned subsidiary, is a leading provider of natural gas vehicle systems and conversions for taxis, limousines, vans, pick-up trucks and shuttle buses. IMW Industries, Ltd., a wholly owned subsidiary based in Canada, is a leading supplier of compressed natural gas equipment for vehicle fueling and industrial applications with more than 1,000 installations in 24 countries.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding momentum in the Company’s fuel sales, future improvements in the Company’s operations, and opportunities for the Company’s vehicle conversion, compressor sales and LNG station construction businesses.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, changes in economic conditions, our ability to successfully manage our biomethane business, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the Company’s ability to successfully integrate IMW and Northstar, the Company’s success in obtaining government grants or subsidies that support natural gas and biomethane fuel use, the unpredictability of the legislative process, including passing any legislation that provides incentives for the purchase of natural gas vehicles or the use of natural gas as a vehicle fuel, construction and permitting delays at station construction projects and the development of competing technologies that are perceived to be cleaner and more cost effective than natural gas. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-K filed on March 10, 2011 with the SEC (www.sec.gov) contain risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Ina McGuinness

ina@mcguinnessir.com

805-427-1372

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Balance Sheets

December 31, 2009 and 2010

(In thousands, except share data)

	December 31,
	2009	2010
Assets
Current assets:
Cash and cash equivalents	$67,087	$55,194
Restricted cash	2,500	2,500
Accounts receivable, net of allowance for doubtful accounts of $898 and $702 as of December 31, 2009 and December 31, 2010, respectively	16,340	45,645
Other receivables	8,862	27,280
Inventory, net	6,217	20,483
Prepaid expenses and other current assets	7,394	10,959
Total current assets	108,400	162,061
Land, property and equipment, net	172,183	211,643
Notes receivable and other long-term assets	8,186	15,059
Investments in other entities	10,537	10,748
Goodwill	21,572	71,814
Intangible assets, net of accumulated amortization	34,921	112,174
Total assets	$355,799	$583,499
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,439	$22,712
Accounts payable	14,775	28,635
Accrued liabilities	9,696	28,137
Deferred revenue	2,691	17,507
Total current liabilities	29,601	96,991
Long-term debt and capital lease obligations, less current portion	9,782	41,704
Other long-term liabilities	36,040	28,588
Total liabilities	75,423	167,283
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 149,000,000 shares; issued and outstanding 59,840,151 shares and 69,610,098 shares at December 31, 2009 and December 31, 2010, respectively	6	7
Additional paid-in capital	424,581	569,202
Accumulated deficit	(149,410)	(151,926)
Accumulated other comprehensive income (loss)	2,012	(3,996)
Total Clean Energy Fuels Corp. stockholders’ equity	277,189	413,287
Noncontrolling interest in subsidiary	3,187	2,929
Total stockholders’ equity	280,376	416,216
Total liabilities and stockholders’ equity	$355,799	$583,499

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Clean Energy Fuels Corp. and Subsidiaries

Consolidated Statements of Operations

For the Three Months Periods and Years Ended

December 31, 2009 and 2010

(In thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010

Revenue:
Product revenues	$37,134	$75,154	$116,635	$189,836
Service revenues	5,069	8,002	14,868	21,998
Total revenues	42,203	83,156	131,503	211,834
Operating expenses:
Cost of sales:
Product cost of sales	23,980	47,533	76,766	132,911
Service cost of sales	2,334	2,673	6,155	8,978
Derivative losses (gains):
Series I warrant valuation	(442)	(4,402)	17,367	(10,278)
Selling, general and administrative	13,860	18,876	47,509	63,258
Depreciation and amortization	4,735	6,919	16,992	22,487
Total operating expenses	44,467	71,599	164,789	217,356
Operating income (loss)	(2,264)	11,557	(33,286)	(5,522)
Interest income (expense), net	337	(1,211)	(32)	(1,194)
Other income (expense), net	(16)	2,385	(310)	2,080
Income (loss) from equity method investments	113	225	244	427
Income (loss) before income taxes	(1,830)	12,956	(33,384)	(4,209)
Income tax (expense) benefit	(95)	600	(304)	1,436
Net income (loss)	(1,925)	13,556	(33,688)	(2,773)
Loss (income) of noncontrolling interest	8	230	439	257
Net income (loss) attributable to Clean Energy Fuels Corp.	$(1,917)	$13,786	$(33,249)	$(2,516)

Income (loss) per share attributable to Clean Energy Fuels Corp.
Basic	$(0.03)	$0.21	$(0.60)	$(0.04)
Diluted	$(0.03)	$0.18	$(0.60)	$(0.04)

Weighted average common shares outstanding
Basic	59,750,687	67,235,359	55,021,961	62,549,311
Diluted	59,750,687	75,481,354	55,021,961	62,549,311

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Included in net income (loss) are the following amounts (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010
Construction Revenues	2.1	8.8	7.3	12.9
Construction Cost of Sales	(2.0)	(7.2)	(6.6)	(11.0)
Fuel Tax Credits	3.7	16.0	15.5	16.0
Stock Option Expense, Net of Tax Benefits	(3.5)	(2.7)	(14.1)	(11.9)

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